UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2015

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On April 9, 2015, EnerSys issued a press release announcing that on April 9, 2015, it priced the previously announced private offering (the “Offering”) of $300 million aggregate principal amount of 5.00% senior notes due 2023 (the “Notes”).

A copy of the press release announcing the pricing of the Offering is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of EnerSys, dated April 9, 2015, related to the pricing of the Offering.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: April 9, 2015	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of EnerSys, dated April 9, 2015, related to the pricing of the Offering.